Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Hertz Global Holdings, Inc.:

(1)                     Registration Statement (Form S-8 No. 333-168808) pertaining to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan,

(2)                     Registration Statement (Form S-8 No. 333-151103) pertaining to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan and the Hertz Global Holdings, Inc. Employee Stock Purchase Plan,

(3)                     Registration Statement (Form S-8 No. 333-138812) pertaining to the Hertz Global Holdings, Inc. Stock Incentive Plan and the Hertz Global Holdings, Inc. Director Stock Incentive Plan,

(4)                     Registration Statement (Form S-3 No. 333-173125) pertaining to the issuance of Common Stock,

(5)                     Registration Statement (Form S-3 No. 333-159348) pertaining to the issuance of Common Stock and Convertible Debt Securities;

of our report dated February 28, 2012, with respect to the consolidated financial statements of Dollar Thrifty Automotive Group, Inc. and subsidiaries incorporated by reference in this Form 8-K/A of Hertz Global Holdings, Inc.

/s/ Ernst & Young LLP
Tulsa, Oklahoma
January 30, 2013